Exhibit 99.1

CorMedix Amends and Restates Outstanding Securities to Remove Provisions Causing Derivative Liability Classification

BRIDGEWATER, N.J., September 16, 2014 /PRNewswire/ -- CorMedix Inc. ("CorMedix") (NYSE MKT: CRMD), a pharmaceutical company focused on developing and commercializing therapeutic products for the prevention and treatment of cardiac, renal and infectious diseases, announces the amendment and restatement of its outstanding Series C-2, C-3, D and E preferred stock and related warrants, as well as the warrants issued in its March 2014 common stock and warrant financing, to remove anti-dilution, price reset and certain change of control provisions that  caused those securities to be classified as derivative liabilities under U.S. generally accepted accounting principles.  In addition, the dividend payable on each of the Series D preferred stock and Series E preferred stock was eliminated.

The removal of the anti-dilution, price reset and change of control provisions will now allow the Series C-2, C-3, D and E preferred stock and related warrants, as well as the warrants issued in the March 2014, to not be classified as derivative liabilities, which will improve the Company’s balance sheet by allowing the preferred stock to be included in stockholders’ equity, reversing the derivative liability associated with the warrants and avoiding charges to income for increases in the derivative liability value of the preferred stock and warrants, which, while non-cash in nature, can erode stockholders’ equity.

“We expect the removal of these dilutive provisions to greatly assist us in maintaining compliance with the continuing listing requirements of the NYSE MKT,” said Randy Milby, Chief Executive Officer.  “We appreciate the continued support of our institutional investors for their flexibility in assisting us in this process.”

About CorMedix

CorMedix Inc. is a commercial-stage pharmaceutical company that seeks to in-license, develop and commercialize therapeutic products for the prevention and treatment of cardiac, renal and infectious diseases. CorMedix's first commercial product, which has been approved in Germany, is Neutrolin®, a catheter lock solution for the prevention of catheter related bloodstream infections and maintenance of catheter patency in tunneled, cuffed, central venous catheters used for vascular access in hemodialysis patients.  Please see the company's website at www.cormedix.com for additional information.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. All statements, other than statements of historical facts, regarding management's expectations, beliefs, goals, plans or CorMedix's prospects, future financial position, future revenues and projected costs should be considered forward-looking. Readers are cautioned that actual results may differ materially from projections or estimates due to a variety of important factors, including: CorMedix's ability to maintain its listing on the NYSE MKT; obtaining regulatory approvals to conduct clinical trials and to commercialize CorMedix's product candidates, including marketing of Neutrolin® in countries other than Germany; the risks associated with the launch of Neutrolin® in Europe and other markets; the risks and uncertainties associated with CorMedix's ability to manage its limited cash resources; the outcome of clinical trials of CorMedix's product candidates and whether they demonstrate these candidates' safety and effectiveness; CorMedix's ability to enter into and maintain collaborations with third parties for its development and marketing programs; CorMedix's dependence on its collaborations and its license relationships; achieving milestones under CorMedix's collaborations; obtaining additional financing to support CorMedix's research and development and clinical activities and operations; CorMedix's dependence on preclinical and clinical investigators, preclinical and clinical research organizations, manufacturers, sales and marketing organizations, and consultants; and protecting the intellectual property developed by or licensed to CorMedix. These and other risks are described in greater detail in CorMedix's filings with the SEC, copies of which are available free of charge at the SEC's website at www.sec.gov or upon request from CorMedix. CorMedix may not actually achieve the goals or plans described in its forward-looking statements, and investors should not place undue reliance on these statements. CorMedix assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Contact:
Randy Milby
Chief Executive Officer
CorMedix Inc.
908-517-9489